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                                                                    Exhibit 1.01



                   AMENDMENT NO. 18 TO THE SELLING AGREEMENT
                   -----------------------------------------

     This Amendment (the "Amendment") to the Selling Agreement dated July 14, 1994 (the "Agreement") between ML Principal Protection L.P. (formerly known as ML Principal Protection Plus L.P.) (the "Fund"), a Delaware Limited Partnership, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPFS") and various other parties is made as of the 3rd day of August, 1998 by and between the Fund and MLPFS.

                             W I T N E S S E T H:

     WHEREAS, the Fund and MLPFS desire to amend the Agreement with respect to certain terms pertaining to them only.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Section 4(e) of the Agreement is hereby amended by replacing the term "$5" with the term "$4" in the first and fifth paragraphs of
Section 4(e).

     Section 2. Effective Date. The effective date of this Amendment shall be October 1, 1998.

     Section 3.  Miscellaneous.

             (a) Except as otherwise set forth in this Amendment, defined terms used herein shall have the respective meanings ascribed thereto in the Agreement.

             (b) Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

             (c) This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original but all such separate counterparts shall constitute but one and the same instrument.
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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date written above.


                              ML PRINCIPAL PROTECTION L.P.

                              By: MERRILL LYNCH INVESTMENT
                              PARTNERS INC., General Partner

                              By:___________________________
                                 Name:
                                 Title:

                              MERRILL LYNCH, PIERCE, FENNER &
                                  SMITH INCORPORATED

                              By:___________________________
                                 Name:
                                 Title:

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